                                                                    EXHIBIT 10.6


[TIS Logo]                                                Contract Number:___

                         CONSULTING SERVICES AGREEMENT

       IMPORTANT: All Services will be provided only upon all of the terms and conditions attached hereto, including WARRANTY
       DISCLAIMER and LIMITATION OF LIABILITY. This Agreement is not effective until accepted by TIS.

CUSTOMER: ________________________________________________ ("Customer")
ADDRESS: __________________________________________________________________
CITY: _________________  STATE: ________________________  ZIP: ____________
PROJECT MANAGER: _________________________  TELEPHONE: ____________________


Statements of Work Attached:

                                                 ACCEPTED:
CUSTOMER:                               TRUSTED INFORMATION SYSTEMS, INC.
By:                                                 By:
Title:                                              Title:
Date:                                               Date:

 Trusted Information Systems, Inc., 3060 Washington Road (Route 97), Glenwood
                                Maryland 21738

                      CONSULTING SERVICES AGREEMENT TERMS
1. Scope of Work. Subject to the terms hereof, Trusted Information Systems, Inc. ("TIS") agrees to provide to the Customer identified on the face of hereof (the "Customer") consulting services, including any deliverables (the "Services"), as are described on such Statements of Work as are executed from time to time by both parties (the "Statements"). Statements may be added to this Agreement or may be modified by subsequent Statements by the mutual agreement of the parties. Each Statement shall become effective only upon execution by both parties, whereupon such Statement shall be deemed a part hereof. Each Statement will contain a description of the tasks to be performed and the deliverables, if any, to be delivered, a currently estimated timetable for performance and a schedule of payments, if applicable. The Statement may include such additional terms as the parties may desire, provided that such terms are expressly stated and no additional or contrary terms shall be implied.

2. Price and Payment. If the applicable Statement specifies that the Services are to be performed on a time and materials basis, payment to TIS shall be made monthly for all time and materials expended by TIS, on an hourly basis, during the preceding month. Any estimated man-days for such work which may be set forth in the Statement are solely TIS's current estimate, and should not be construed as a limitation on services or a cap on fees. If the applicable Statement specifies that the Services are to be performed on a fixed price basis or specifies a schedule of payments, the Customer shall pay TIS in accordance with such Statement. In any event, Customer shall pay TIS for all expenses incurred by TIS in connection with performance hereunder. Customer shall pay all invoices within 15 days of receipt thereof from TIS. Customer shall pay a late payment of 1% per month on any unpaid amount for each month or fraction thereof that any payments are in arrears.

3. Taxes. Customer shall pay all sales and other taxes, however designated, which are levied or imposed by reason of the transactions contemplated hereby, except for taxes based on TIS's net income. Customer and TIS agree that TIS is acting solely as an independent contractor. TIS represents to Customer that it is not subject to any back-up withholding requirements.

4. Customer Responsibilities. Customer shall: (a) provide TIS with specific and detailed information concerning, and reasonable access to, Customer's computer systems and networks as more fully set forth in the Statement; (b) make available to each TIS employee physically located on Customer's premises, test time on Customer's computer system sufficient for TIS to provide the Services; (c) provide one employee of Customer who shall have substantial computer systems and network and project management experience satisfactory to TIS to act as project manager and as a liaison between Customer and TIS; and
(d) in general, to provide all information, access and full, good faith cooperation reasonably necessary to facilitate the Services. If Customer fails or delays in its performance of any of the foregoing, TIS shall be relieved of its obligations hereunder to the extent such obligations are dependent on such performance.

5. Proprietary Rights. Customer agrees that TIS shall own exclusively any and all object code, source code, flow charts, documentation, information, reports, test results, findings, ideas and any and all other materials developed hereunder (collectively, the "Work Product") and that title thereto is and shall remain with TIS. All applicable patents, copyrights, trademarks, trade secrets and other rights and interests in the Work Product are and shall remain entirely in TIS. All copies made by Customer of the Work Product including translations, compilations, partial copies with modifications and up-dated works, are and shall remain the sole property of TIS. No work performed by TIS hereunder or otherwise at Customer's request shall be considered as constituting, producing or resulting in a "work-for-hire" under U.S. copyright laws. However, TIS hereby grants to Customer a perpetual, non-transferable, non-exclusive license to use the Work Product. Nothing contained herein shall be deemed to afford TIS any right to any proprietary information of the Customer derived from sources other than TIS.

6. Non-Disclosure. All data relating to Customer's business, operations, proprietary information and customers which is acquired by TIS as a result of performance hereunder shall be maintained as confidential by TIS. Customer shall not sell, transfer, publish, disclose, display or otherwise make available any Work Product to third parties, and shall take all reasonable steps to prevent is agents, employees or independent contractors from doing any of the foregoing. Customer shall protect the confidentiality of the Work Product with the same degree of care that Customer uses to protect its own most confidential information, but in no event less than reasonable care. Customer recognizes that disclosure of any Work Product by Customer will give rise to irreparable injury to TIS, inadequately compensable in damages. Accordingly, TIS may seek and obtain injunctive relief against the breach or threatened breach of the foregoing undertakings, in addition to any other legal remedies which may be available.

7. Consent. Customer acknowledges and agrees that as an integral part of the Services, TIS may deliberately attempt to penetrate the security systems of Customer and may access Customer's configuration of networks, systems, computer facilities and data (the "Configuration") through unauthorized means (the "Vulnerability Tests"). Customer hereby expressly consents to the foregoing and authorizes TIS to gain unlimited access to the Configuration. Customer represents and warrants to TIS that Customer has full authority to effectively grant the foregoing consent and authorization with respect to the Configuration. Customer agrees that TIS shall have no liability whatsoever to Customer for any matter arising out of or in connection with the Vulnerability Tests.

8. Indemnity. Customer acknowledges and agrees that in the process of performing the Vulnerability Tests, TIS may unintentionally penetrate the security systems, and unintentionally gain unauthorized access to computer systems, networks and files, of persons other than the Customer ("Third Party Breaks"). Customer agrees to indemnify, defend and hold each of TIS and any corporation affiliated with TIS and any director, officer, employee, agent, successor or assign of any of them harmless from and against all actions, prosecutions, claims for damages, liabilities, obligations, losses, costs deficiencies or expenses, including reasonable attorney's fees, interest, fines, penalties and forfeitures in connection therewith which may be sustained by a party indemnified hereunder and result from, arise out of or relate to the Vulnerability Tests, including all Third Party Breaks.

9. Warranty Disclaimer. ALL OF THE SERVICES ARE PROVIDED "AS IS." TIS MAKES AND CUSTOMER RECEIVES ABSOLUTELY NO WARRANTIES, EXPRESS OR IMPLIED, AND THERE ARE EXPRESSLY EXCLUDED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. CUSTOMER AGREES THAT TIS SHALL HAVE NO LIABILITIES OR OBLIGATIONS UNDER WARRANTY OR OTHERWISE TO CUSTOMER FOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE DELIVERY, USE OR PERFORMANCE OF THE WORK PRODUCT PROVIDED HEREUNDER INCLUDING ANY SERVICES.

10. Limitation of Liability. CUSTOMER AGREES THAT TIS SHALL HAVE NO LIABILITY TO CUSTOMER FOR CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT INCLUDING ANY WORK PRODUCT, EVEN IF TIS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. In no event shall TIS be liable for any damages arising out of or in connection with this Agreement or the Services in excess of the amounts paid by Customer hereunder.

11. Term and Termination. This Agreement shall continue in full force and effect until completion of the Services or until terminated in accordance with the provisions hereof. In the event of any material breach of this Agreement by either party, the other party may cancel this Agreement by giving 30 days' prior written notice thereof (or 10 days notice in the case of non-payment); provided, however, that this Agreement shall not terminate at the end of the applicable period if the party in breach has cured the breach of which it has been notified prior to the expiration of the applicable period.

12. No Hiring. During the term hereof and for six months thereafter, neither party shall hire any employee of the other who is involved in providing or utilizing the Services without the prior written consent of such other party.

13. General. This Agreement shall be binding upon the parties' respective successors and permitted assigns. Neither party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party, and any such attempted assignment shall be void; provided, however, TIS may assign or subcontract any work to be performed hereunder without the written consent of Customer. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland (without giving effect to conflicts of law). The sole jurisdiction and venue for any litigation arising out of this Agreement shall be an appropriate federal or state court located in the State of Maryland. A failure of either party to exercise any right provided for herein, shall not be deemed to be a waiver of any right hereunder. This Agreement and all Statements set forth the entire understanding of the parties as to the subject matter herein and may not be modified except in a writing executed by both parties. The rights and remedies of the parties as set forth herein are not exclusive and are in addition to any other rights and remedies available to it in law or in equity. All provisions hereof relating to the following paragraphs shall survive the termination of this Agreement: 5, 6, 7, 8, 9 and 10.